UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________
FORM 8-K
 _______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 1, 2017
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SPRINT CORPORATION
(Exact name of Registrant as specified in its charter)
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Delaware	1-04721	46-1170005
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 Sprint Parkway, Overland Park, Kansas	66251
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (855) 848-3280
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07   Submission of Matters to a Vote of Security Holders

              On August 3, 2017, the 2017 annual meeting of stockholders (the “Annual Meeting”) of Sprint Corporation (the “Company”) was held. Stockholders representing 3,922,870,581 shares, or approximately 98.2%, of the common shares outstanding as of the June 5, 2017 record date were present in person or were represented at the meeting by proxy.  Final voting results are shown below.

          The Company's bylaws provide that the directors receiving the highest number of votes "for" will be elected. Each other matter was determined by a majority of votes cast.

Votes Cast For	Votes Withheld
Number	% of Votes Cast	Number	Broker Non-Votes
Gordon M. Bethune	3,758,677,717	99.8%	7,628,477	156,564,387
Marcelo Claure	3,759,673,612	99.8%	6,632,582	156,564,387
Patrick Doyle	3,761,997,468	99.9%	4,308,726	156,564,387
Ronald D. Fisher	3,749,666,126	99.6%	16,640,068	156,564,387
Julius Genachowski	3,757,764,237	99.8%	8,541,957	156,564,387
Adm. Michael G. Mullen	3,759,224,718	99.8%	7,081,476	156,564,387
Masayoshi Son	3,741,276,835	99.3%	25,029,359	156,564,387
Sara Martinez Tucker	3,758,629,895	99.8%	7,676,299	156,564,387

Votes Cast For	Abstain	Broker Non-Votes
Proposal	Number	% of Votes Cast
Ratification of selection of Independent Auditor	3,911,446,851	99.7%	2,393,464	N/A

Advisory approval of executive compensation	3,740,062,739	99.3%	1,014,093	156,564,387
Votes Cast For	Abstain	Broker Non-Votes
Proposal	Every Year	Every Two Years	Every Three Years
Advisory Vote on Frequency of Advisory Votes to Approve Named Executive Officer Compensation	3,751,074,967	633,916	13,663,069	934,242	N/A

Percentage of Votes Cast:	99.6%	0.01%	0.4%

Proposals Submitted by Stockholders

The Company did not receive any stockholder proposals to be voted on at the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINT CORPORATION

August 4, 2017	By:	/s/ Stefan K. Schnopp
Stefan K. Schnopp
Vice President and Corporate Secretary